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Exhibit 10.1

                             CP LIMITED PARTNERSHIP

              Amended and Restated Agreement of Limited Partnership


                  Transfer of the Limited Partnership Interests
           ("Partnership Interests") represented hereby is restricted by the terms of this Agreement. In addition, the sale of the
             Partnership Interests has not been registered under the
          Securities Act of 1933, as amended, nor any state's security law, and they may not be transferred or sold unless such
                              sale is subsequently
           registered or an exemption from registration is available.

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                             CP LIMITED PARTNERSHIP
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

      THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is made as of the 22nd day of January, 1997, by and among CHATEAU PROPERTIES, INC., a Maryland corporation (the "Company"), and each of the limited partners whose names appear as such on Exhibit A attached hereto (the "Limited Partners"). The Company and the Limited Partners are hereinafter sometimes individually referred to as a "Partner" or collectively as the "Partners."

                                   WITNESSETH:

      WHEREAS, CP Limited Partnership, a Maryland limited partnership (the "Partnership"), was formed under the laws of the State of Maryland pursuant to a Certificate of Limited Partnership filed September 16, 1993 with the Maryland Department of Assessments and Taxation (the "Original Certificate") and an Agreement of Limited Partnership dated September 16, 1993, as thereafter amended and restated and most recently amended on October 24, 1994 and September 26, 1995 (the "Original Partnership Agreement");

      WHEREAS, the Company, ROC Communities, Inc., a Maryland corporation ("ROC"), and a merger subsidiary of the Company have entered into an Amended and Restated Agreement and Plan of Merger dated as of September 17, 1996 and amended by the amendment thereto dated as of December 20, 1996 (the "Merger Agreement");

      WHEREAS, pursuant to the Merger Agreement, at the Effective Time of the Mergers, as defined in the Merger Agreement, the merger subsidiary of the Company shall merge with and into ROC, with ROC being the surviving corporation in such merger;

      WHEREAS, Section 5.15 of the Merger Agreement requires that, immediately following the Effective Time of the Mergers, as defined in the Merger Agreement, ROC shall, pursuant to a Contribution Agreement contemplated by the Merger Agreement (the "Contribution Agreement") (i) contribute to the capital of the Partnership the Contributor Properties, the Other Assets and the Management Agreements, as each term is defined in the Contribution Agreement, (ii) cause its wholly owned subsidiary, Redwood Acquisition Corp., a Maryland corporation ("RAC"), to contribute to the capital of the Partnership the RAC Properties (as defined in the Contribution Agreement) and (iii) cause its wholly owned subsidiary, ROCF, Inc., a Maryland corporation, to merge with and into a newly organized financing partnership subsidiary of the Partnership ("Financing Partnership"), with the Financing Partnership surviving such merger (the "Financing Partnership Merger"), and concurrently therewith contribute to the capital of the Partnership its ninety-nine percent limited partnership interest in the Financing Partnership to be received pursuant to the Financing Partnership Merger, all in accordance with the terms of the Contribution Agreement;

      WHEREAS, upon the effectiveness of this Agreement, and in exchange for the contributions


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to the capital of the Partnership as set forth herein, ROC is to receive OP
Units of the Partnership and is to be admitted as a general partner of the Partnership;

      WHEREAS, the Partners desire to amend and restate the Original Partnership Agreement as set forth herein, to be effective immediately following the Effective Time of the Mergers, as defined in the Merger Agreement, if and only if the Mergers and other transactions contemplated by the Merger Agreement and the Contribution Agreement are consummated in accordance with their respective terms; and

      WHEREAS, if the Mergers and other transactions contemplated by the Merger Agreement and the Contribution Agreement are not consummated in accordance with their respective terms, then this amendment shall be void and of no force and effect whatsoever.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that, effective immediately following the Effective Time of the Mergers, as defined in the Merger Agreement, if and only if the Mergers and other transactions contemplated by the Merger Agreement and the Contribution Agreement are consummated in accordance with their respective terms, the Original Partnership Agreement shall be amended and restated in its entirety to read as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      1.1 "Act" shall mean the Maryland Revised Uniform Limited Partnership Act as amended from time to time, and any corresponding provision of future laws.

      1.2 "Additional Capital Contributions" shall mean the capital contributions described in Paragraph 4.5 hereof.

      1.3 "Adjusted Capital Account Deficit" shall mean, at any time with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account, after giving effect to the following adjustments:

            (a) Such Capital Account shall be increased by the amounts which such Partner is deemed obligated to restore as described in the penultimate sentence of Treasury Regulation Section 1.704-2(g)(1) and Treasury Regulation Section 1.704-2(i)(5), or any successor provisions; and

            (b) Such Capital Account shall be reduced by the amount of the items described in Treasury Regulation Sections 1.704-1(b)(2) (ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).


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      The definition of Adjusted Capital Account Deficit is intended to comply with Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      1.4 "Affiliate" shall mean (i) any person or entity directly or indirectly controlling, controlled by or under common control with any Partner, (ii) any person or entity owning or controlling five (5%) percent or more of the outstanding voting interests of any Partner, (iii) any officer, director, employee, general partner, shareholder or beneficiary of any Partner, or (iv) any person or entity who is an officer, director, general partner, trustee or holder of five (5%) percent or more of the voting interests or beneficial interest of any person or entity described in clause (i) (ii) or (iii) of this Paragraph.

      1.5 "Agent for Service of Process" shall be CT Corp., which is hereby designated as the Agent of the Partnership for purposes of accepting service of process for the Partnership.

      1.6 "Bankruptcy" of a Partner shall mean (a) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other Federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (b) the making by a Partner of any assignment for the benefit of its creditors or the admission by a Partner in writing of its inability to pay its debts as they mature, or (c) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

      1.7 "Capital Account" shall mean, with respect to any Partner, a bookkeeping account maintained by the Partnership for such Partner, which shall be credited with the amount of such Partner's Capital Contributions paid in cash to the Partnership, and with such Partner's distributive share of Net Profits and any items in the nature of income or gain specially allocated pursuant to Paragraph 6.4 hereof, and which shall be debited with the amount of cash distributed to such Partner pursuant to any provision of this Agreement, and such Partner's distributive share of Partnership Net Losses and any items in the nature of expenses or losses specially allocated pursuant to Paragraph 6.4 hereof. If a Partner makes a contribution of (or receives a distribution of) non-cash property, such Partner's Capital Account shall be credited (or debited) with the Gross Asset Value of such property, net of liabilities assumed by the Partnership (or the Partner) in connection with such contribution (or distribution) and liabilities to which such property is subject. In the case of a transfer of a Partnership Interest permitted under this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it related to the transferred interest. In determining the amount of any liability for purposes of this Paragraph 1.7 there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations. The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partners shall


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determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partners may make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Partner pursuant to this Agreement upon the dissolution of the Partnership. The General Partners also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, or computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

      1.8 "Capital Cash Flow" of the Partnership shall have the meaning set forth in Paragraph 6.3 hereof.

      1.9 "Capital Contribution" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the capital of the Partnership (net of liabilities assumed by the Partnership in connection with such contribution and liabilities to which such property is subject) contributed by such Partner to the capital of the Partnership pursuant to the terms of this Agreement, including the Capital Contribution made by any predecessor holder of the Partnership Interest of such Partner.

      1.10 "Company" shall mean Chateau Properties, Inc., a Maryland corporation.

      1.11 "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to any asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided that if the federal income tax depreciation, amortization, or other cost recovery deduction is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partners.

      1.12 "General Partner" shall mean the Company and ROC or any other person
(i) admitted to the Partnership and designated as a General Partner in Exhibit A attached hereto, or who has become a General Partner pursuant to the terms and conditions of this Agreement, and (ii) who holds a Partnership Interest.
General Partners shall mean all such persons.

      1.13 "General Partnership Interest" shall mean the Partnership Interest owned by the General Partners together with all the rights, benefits and obligations of the General Partners pursuant to this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the General Partners shall at all times have an aggregate interest of not less than one (1%) percent in each material item of Partnership income, gain, loss, deduction or credit.


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      1.14 "Gross Asset Value" shall mean, with respect to any Partnership asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partners, and as set forth on Exhibit B attached hereto;

            (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property, as consideration for an interest in the Partnership, and (iii) the liquidation of the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partners reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

            (c) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and Paragraph 6.4(e) hereof; provided that the Gross Asset Values shall not be adjusted pursuant to this Paragraph 1.14(c) to the extent the General Partners determine that an adjustment pursuant to Paragraph 1.14(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Paragraph 1.14(c); and

            (d) If the Gross Asset Value of an asset has been determined or adjusted pursuant to Paragraph 1.14(a), (b) or (c) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

      1.15 "Gross Income" shall mean, for each fiscal year or other period, the gross income of the Partnership, as finally determined for federal income tax purposes.

      1.16 "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of future laws).

      1.17 "Limited Partner" shall mean any person (i) admitted to the Partnership and designated as a Limited Partner in Exhibit A attached hereto, or who has become a Limited Partner pursuant to the terms and conditions of this Agreement, and (ii) who holds a Partnership Interest. "Limited Partners" shall mean all such persons.

      1.18 "Limited Partnership Interests" shall mean the Partnership Interests of the Limited


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Partners.

      1.19 "Majority in Interest" shall mean the Limited Partners who, in the aggregate, own more than one-half (1/2) of the total Percentage Interests owned by the Limited Partners.

      1.20 "Net Profits" and "Net Losses" shall mean, for each fiscal year or other period, the taxable income of the Partnership as finally determined in accordance with Internal Revenue Code Section 703(a) for Federal income tax purposes (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Internal Revenue Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss;

            (b) Any expenditures of the Partnership described in Internal Revenue Code Section 705(a)(2)(B) or treated as Internal Revenue Code
      Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses, shall be subtracted from such taxable income or loss;

            (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (d) If the Gross Asset Value of any Partnership asset is adjusted pursuant to Paragraph 1.14 hereof, the amount of such adjustment shall be taken into account as gain (if an increase) or loss (if a decrease) from the disposition of such asset for purposes of computing Net Profits or Net Losses;

            (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

            (f) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset)from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

            (g) Any items which are specially allocated pursuant to Paragraphs
      6.4 or 6.5 hereof shall not be taken into account in computing Net Profits or Net Losses.


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      1.21 "Nonrecourse Debt" is any liability of the Partnership for which (as between the Partnership and the creditor) the creditor's right to repayment is limited to one or more assets of the Partnership, within the meaning of Section 1.1001-2 of the Treasury Regulations.

      1.22 "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

      1.23 "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

      1.24 "Operating Cash Flow" of the Partnership shall have the meaning set forth in Paragraph 6.2 hereof.

      1.25 "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in
Section 1.704-2(i)(3) of the Treasury Regulations.

      1.26 "Partner Nonrecourse Debt" or "Partner Nonrecourse Liability" have the meanings set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

      1.27 "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

      1.28 A "Partner's Share of Partnership Minimum Gain" at the end of any Partnership fiscal year has the meaning set forth in Section 1.704-2(g) of the Treasury Regulations.

      1.29 A "Partner's Share of Partner Nonrecourse Debt Minimum Gain" at the end of any Partnership fiscal year has the meaning set forth in Section 1.704-2(i)(5) of the Treasury Regulations.

      1.30 "Partners" shall mean, collectively, the General Partners and Limited Partners. Any reference to a Partner shall, unless the context clearly requires otherwise, be deemed a reference to any one of the Partners, his or her predecessor and substituted successor in interest.

      1.31 "Partnership" means CP Limited Partnership, a Maryland limited partnership formed under and pursuant to the Act.

      1.32 "Partnership Interest" means a Partner's ownership interest in the Partnership as set forth on Exhibit A attached hereto, including the right of a Partner to any and all benefits to which it may be entitled pursuant to this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of a Partner to comply with all the terms and provisions of this Agreement and of the Act.


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      1.33 "Partnership Minimum Gain" has the meaning set forth in Sections
1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

      1.34 "Percentage Interest" of a Partner in the Partnership shall mean the percentage interest of such Partner as stated in Exhibit A of this Agreement, as such percentage interest may be adjusted from time to time in accordance with the provisions of this Agreement.

      1.35 "Regulations" or "Treasury Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      1.36 "Substitute Limited Partner" shall mean a permitted successor to a Limited Partner's Partnership Interest pursuant to Paragraph 9.2 hereof who has been admitted to the Partnership as a Limited Partner.

      1.37 "Syndication Expenses" shall mean all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

      1.38 "Tax Matters Partner" shall mean the Company who shall have the rights and authority as described in Paragraph 5.1(j) hereof.

      All references to statutory provisions shall be deemed to include reference to corresponding provisions of subsequent law.

                                   ARTICLE TWO
          CONTINUATION OF PARTNERSHIP, NAME, OFFICE LOCATION AND TERM

      2.1 Continuation. The Partnership was originally formed under the name CP LIMITED PARTNERSHIP, on September 16, 1993 pursuant to the provisions of the Original Certificate filed as of such date, and the terms of the Act, and the parties hereto hereby agree to continue the Partnership on the terms and conditions set forth herein. The General Partners and the Limited Partners shall continue to carry on the Partnership, as a limited partnership under the Act, for the purposes set forth herein and in accordance with the provisions of this Agreement.

      The name of the Partnership shall continue to be CP LIMITED PARTNERSHIP, or such other name or names as shall be selected from time to time by the General Partners. The Partnership may transact its business under any trade or fictitious name or names selected by the General Partners at any time and from time to time.

      2.2 Admission of ROC. ROC is hereby admitted to the Partnership as a General Partner, subject to the terms and conditions of this Agreement.


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      2.3 Office Location. The location of the principal office of the
Partnership shall be 6430 S. Quebec Street, Englewood, Colorado 80111, or at such other location as may be designated by the General Partners. Notice of any change of office shall be given to all Limited Partners prior to or within ten
(10) days after such change in location.

      2.4 Amended and Restated Certificate of Limited Partnership. Promptly after the admission of ROC as a General Partner in the Partnership the General Partners shall sign a Restated Certificate of Limited Partnership, with respect to the Partnership on behalf of themselves and the Limited Partners as their attorney-in-fact pursuant to the power(s) of attorney provided in Paragraph 5.1(k) of this Agreement, and the General Partners shall cause same to be filed in the office of the Maryland State Department of Assessment and Taxation, Department of Commerce.

      2.5 Term. The term of the Partnership, which commenced on the effective date of the Original Certificate, shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event as provided in Paragraph 7.2 hereof.

      2.6 Qualification to Do Business. The General Partners shall take all actions necessary or required to qualify the Partnership to transact business in all jurisdictions where such qualification is required.

                                  ARTICLE THREE
                       PURPOSES AND POWERS OF PARTNERSHIP

       3.1 Purpose. The purpose of the Partnership is to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with manufactured housing community properties and assets related thereto, and interests therein, whether directly or indirectly, alone or in association with others. The purposes of the Partnership include, but are not limited to:

            (a) acquiring, developing, operating, leasing and managing manufactured housing community properties and conducting any other lawful business relating thereto:

            (b) mortgaging, exchanging, selling, encumbering or otherwise disposing of all or any part of a manufactured housing community property or any interest therein:

            (c) constructing, reconstructing, altering, modifying and subtracting from or adding to a manufactured housing community property or any part thereof;

            (d) organizing and holding partnership interests in partnerships owning or otherwise having an interest in, whether directly or indirectly, one or more manufactured housing community properties; and

            (e) in general, the making of any investments or expenditures, the borrowing and lending of money and the taking of any and all actions which are incidental or related to any of the purposes recited above.


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      It is agreed that each of the foregoing is an ordinary part of the
Partnership's business and affairs. Property may be acquired subject to, or by assuming, the liens, encumbrances, and other title exceptions which affect such property. The Partnership may also be a partner, general or limited, in partnerships, general or limited, and joint ventures created to accomplish all or any or the foregoing.

      The Partnership purposes may be accomplished by taking any action which is not prohibited under the Act and which is related to the acquisition, ownership, development, improvement, operation, management, financing, leasing, exchanging, selling or otherwise encumbering or disposing of all or any portion of the assets of the Partnership, or any interest therein.

                                  ARTICLE FOUR
             CAPITAL CONTRIBUTIONS, ADMISSION OF PARTNERS, OP UNITS

      4.1 Capital Contributions. Each of the Partners (or their respective predecessors in interest), other than ROC, have heretofore made Capital Contributions to the Partnership. In connection with the admission of ROC as a General Partner, and in accordance with the terms of the Contribution Agreement, ROC is hereby contributing to the capital of the Partnership the amounts and/or properties set forth on Exhibit C attached hereto, and in exchange therefor the Partnership is hereby issuing to ROC that number of OP Units determined in accordance with Section 8 of the Contribution Agreement.

      4.2 Omitted.

      4.3 Admission of Partners. Upon admission of a Partner into the Partnership and receipt of the Partner's Capital Contribution, the Percentage Interest of the Partner shall be set forth opposite the Partner's name in Exhibit A attached hereto, which shall be amended as appropriate to reflect changes in the Percentage Interest of each Partner pursuant to the provisions of this Agreement.

      4.4 Issuance and Conversion of OP Units.

            A. The interest of a Partner in the Partnership is sometimes referred to as being evidenced by one or more "OP Units." The aggregate total of all OP Units outstanding as of the date of this Agreement after giving effect to the Capital Contribution by ROC in accordance with Paragraph 4.1 hereof and the number of OP Units owned by each Partner is set forth on Exhibit A attached hereto.

            B. From time to time, the General Partners, subject to the provisions of this Paragraph 4.4(B), shall cause the Partnership to issue additional OP Units either (i) to existing or newly-admitted Partners (including itself) in exchange for the contribution by a Partner (the "Contributing Partner") of additional Capital Contributions to the Partnership, (ii) to the Company upon the issuance by the Company of additional shares of its common stock ("Common Stock") not in connection with the exchange of OP Units as provided in Paragraph 4.4(C) hereof, provided that any net proceeds received by the Company as a result


                                      10.

      of the issuance of such additional shares of Common Stock are contributed to the Partnership as additional Capital Contributions, in accordance with Paragraph 4.5(B) hereof (it being understood that the Company may issue shares of Common Stock in connection with stock option plans, restricted stock plans or other employee benefit plans without receiving any proceeds and that the issuance of such shares shall nonetheless entitle the Company to additional OP Units). The number of OP Units issued to a Contributing Partner under clause (i) of this Paragraph 4.4(B) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional Capital Contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) such price as may be determined by the General Partners in connection with such contributions. The number of OP Units issued to the Company under clause (ii) of this Paragraph 4.4(B) shall be equal to the number of shares of Common Stock issued. Upon the issuance of additional OP Units, or upon the exchange of OP Units for Common Stock as provided in Paragraph 4.4(C) hereof, the Percentage Interests of all of the Partners shall be adjusted by the General Partners so that the Percentage Interest of each Partner is equal to the quotient (expressed as a percentage) arrived at by dividing the number of OP Units held by a Partner by the total number of OP Units then outstanding. Notwithstanding anything to the contrary contained herein, in no event shall any additional OP Units be issued (pursuant to this Paragraph 4.4(B) or otherwise) to the extent that the effect of such issuance would be to reduce the General Partners' aggregate Percentage Interest to less than one (l%) percent.

            C. Subject to the further provisions of this Paragraph 4.4(C), the Company hereby grants to each Limited Partner other than Chateau Estates, a Michigan co-partnership, J. Peter Ministrelli and Ministrelli Construction Company, a Michigan corporation, (together referred to herein as the "Initial Limited Partners") the right to exchange any or all of the OP Units held by that Partner for shares of Common Stock. In the case of an exchange of OP Units pursuant to this Paragraph 4.4(C), one OP Unit shall be exchangeable for one share of Common Stock. Such right may be exercised by a Limited Partner from time to time upon not less than ten
      (10) days prior written notice to the Company. The Initial Limited Partners shall have the right to exchange the OP Units held by such Initial Limited Partners for shares of Common Stock only in accordance with the Formula defined in the Appendix to the Private Letter Ruling dated April 5, 1996, issued by the Internal Revenue Service to the Company. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exchange of OP Units for shares Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding OP Units subject to conversion and not owned by the Company. No Limited Partner shall, by virtue of being the holder of one or more OP Units, be deemed to be a shareholder of or have any other interest in the Company. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the number of OP Units held by each partner shall be proportionately adjusted so that one OP Unit remains exchangeable for one share of Common Stock without dilution. In the event the Company issues any Common Stock in exchange for OP Units pursuant to this Paragraph 4.4(C), any such OP Units so


                                      11.

      acquired by the Company shall immediately thereafter be converted in the hands of the Company into General Partnership Interests. Notwithstanding the foregoing provisions of this Paragraph 4.4(C), a Limited Partner shall not have the right to exchange OP Units for Common Stock if (i) in the opinion of counsel to the Company, acceptable to such Limited Partner and the Company, the Company would, as a result of such exchange (or the right to effectuate such exchange), no longer qualify (or it would be likely that the Company no longer would qualify) as a real estate investment trust under the Code; or (ii) such exchange (or the right to effectuate such exchange) would violate the ownership limitations set forth in the Articles of Incorporation of the Company; or (iii) such exchange would not, in the opinion of counsel acceptable to such Limited Partner and the Company, be an exempt transaction under applicable securities laws.

      4.5 Additional Capital Contributions.

            A. No Partner shall be assessed or, except as provided in Paragraph 4.5(B) below, required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partners in their sole discretion, may, at the option of the General Partners and without any obligation to do so (except as provided for in Paragraph 4.5(B) below), be contributed by the General Partners as additional Capital Contributions. If and when the General Partners or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional OP Units as provided for in Paragraph 4.4 above. The General Partners shall also have the right (but not the obligation) to raise any additional funds required for the Partnership by causing the Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partners shall deem appropriate in their sole discretion. If the General Partners elect to cause the Partnership to borrow the additional funds, they may cause one or more of the Partnership's assets to be encumbered to secure the loan. No Limited Partner shall have the right to contribute additional Capital Contributions to the Partnership without the prior written consent of the General Partners.

            B. The net proceeds of any and all funds raised by or through the Company or ROC through the issuance of additional shares of common stock of the Company or ROC, as the case may be, shall be contributed to the Partnership as additional Capital Contributions, and in such event the Company or ROC, as the case may be, shall be issued additional OP Units pursuant to Paragraph 4.4 above.

            C. The net proceeds of any and all funds raised by or through the Company or ROC through the issuance of shares of preferred stock of the Company or ROC, as the case may be, shall be contributed to the Partnership as additional Capital Contributions, and in such event the Company or ROC, as the case may be, shall be issued additional OP Units pursuant to Paragraph 4.4 above; provided that any such OP Units ("Preferred OP Units") shall have such terms, preferences and limitations consistent with the terms, preferences and limitations of such preferred stock. The General Partners shall have the right to amend this Agreement at their sole discretion and without the consent of any other Partner solely as to


                                      12.

      matters respecting the issuance of Preferred OP Units by the Partnership.

      4.6 Return of Capital. Except as expressly provided for in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of his Capital Contributions to the Partnership and there shall be no priority of one Partner over another as to the return of Capital Contributions or withdrawals or distributions of Net Profits and Net Losses. No Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Partnership.

      4.7 Interest. No interest shall be paid to any Partner on any contribution to the capital of the Partnership.

      4.8 Negative Capital Accounts. No Partner shall be required to pay to the Partnership any deficit or negative balance which may exist in its Capital Account.

                                  ARTICLE FIVE
                          MANAGEMENT OF THE PARTNERSHIP

      5.1 Management of Partnership. The General Partners shall be the sole managers of the Partnership business, and shall have the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Partnership and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Partnership. All decisions or actions made or taken by the General Partners hereunder shall require the consent of all General Partners and shall be binding upon all of the Partners and the Partnership. The powers of the General Partners to manage the Partnership business shall include, without limitation, the power and authority to:

            (a) operate any business normal or customary for an owner of or investor in manufactured housing community property;

            (b) perform any and all acts necessary or appropriate to the operation of the Partnership assets, including, but not limited to, applications for rezoning, objections to rezoning of other property and the establishment of bank accounts in the name of the Partnership;

            (c) procure and maintain with responsible companies such insurance as may be available in such amounts and covering such risks as are deemed appropriate by the General Partner;

            (d) take and hold all real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee;

            (e) execute and deliver leases on behalf of and in the name of the Partnership;


                                      13.

            (f) borrow money, finance and refinance the assets of the Partnership or any part thereof or interest therein;

            (g) coordinate all accounting and clerical functions of the Partnership and employ such accountants, lawyers, property managers, leasing agents and other management or service personnel as may from time to time be required to carry on the business of the Partnership;

            (h) acquire, encumber, sell, ground lease or otherwise dispose of any or all of the assets of the Partnership, or any part thereof or interest therein; and

            (i) organize one or more partnerships or corporations which are controlled, directly or indirectly by the Partnership and make any capital contributions required pursuant to the partnership agreements of any such partnership.

            (j) The Company is hereby designated as the Tax Matters Partner ("TMP") as defined in Section 6231(a)(7) of the Code. As Tax Matters Partner, the Company shall have full power and authority to act as such for the Partnership and the Partners, with all the rights and responsibilities of that position described in Sections 6222 through 6232 of the Internal Revenue Code. The Tax Matters Partner is authorized to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes, and in the settlement agreement the Tax Matters Partners may expressly state that such agreement shall bind all Partners except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the Internal Revenue Service providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in
      Section 6223 (b)(2) of the Code. In addition, except as restricted hereunder, the Company is hereby authorized to make or revoke any election permitted by the Partnership by any taxing authority. If the TMP receives notice of a Final Partnership Administrative Adjustment ("FPAA") or if a request for an administrative adjustment made by the TMP is not allowed by the United States Internal Revenue Service ("IRS") and the IRS does not notify the TMP of the beginning of an administrative proceeding with respect to the Partnership's taxable year to which such request relates (or if the IRS so notifies the TMP but fails to mail a timely notice of an FPAA), the TMP may, but shall not be obligated to, petition a Court for readjustment of partnership items. In the case of a notice of an FPAA, if the TMP determines that the United States District Court or Claims Court is the most appropriate forum for such a petition, the TMP shall notify each person who was Partner at any time during the Partnership's taxable year to which the IRS notice relates of the approximate amount by which its tax liability would be increased (based on such assumptions as the TMP may in good faith make) if the treatment of partnership items on his return was made consistent with the treatment of partnership items on the Partnership's return, as adjusted by the FPAA. Unless each such person deposits with the TMP, for deposit with the IRS, the approximate amount of such Partner's increased tax liability,


                                      14.

      together with a written agreement to make additional deposits if required to satisfy the jurisdictional requirements of the Court, within thirty days after the TMP's notice to such person, the TMP shall not file a petition in such Court. Instead, the TMP may, but shall not be obligated to, file a petition in the United States Tax Court.

            (k) Each Limited Partner irrevocably appoints the Company as the Limited Partner's attorney-in-fact on the behalf and in the stead of such Limited Partner to execute, swear to, and file the Partnership's Amended and Restated Certificate of Limited Partnership and any amendment or revocation thereof, and to execute, sign any Partner's name to, swear to, and file any writing, and to give any notice which may be required by any rule or law, or which may be appropriate to the effecting of any action by or on behalf of the Partnership or the Partners which has been taken as provided in this Agreement. This power of attorney is coupled with an interest and shall not be revoked by the act, death, or incapacity of any Partner. This power of attorney shall survive an assignment by any Limited Partner of his or her interest in the Partnership.

      5.2 Limitations on Powers and Authorities of Partners. Notwithstanding the power of the General Partners set forth in Section 5.1 above, no Partner shall have the right or power to do any of the following:

            (a) do any act in contravention of this Agreement, or any amendment hereto;

            (b) do any act which would make it impossible to carry on the ordinary business of the Partnership, except to the extent that such act is specifically permitted by the terms hereof (it being understood and agreed that, except as hereafter provided in this Paragraph 5.2, a sale of any or all of the assets of the Partnership, for example, would be an ordinary part of the Partnership's business and affairs and is specifically permitted hereby); or

            (c) confess a judgment against the Partnership.

      5.3 Limited Partners. The Limited Partners shall have no right or authority to act for or to bind the Partnership and no Limited Partner shall participate in the conduct or control of the Partnership's affairs or business.

      5.4 Liability of General Partners. No General Partner shall be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of the Partnership except (i) in the case of fraud, willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of this Agreement) or gross negligence, and (ii) for other breaches of this Agreement, but the liability of a General Partner under this clause (ii) shall be limited to its interest in the Partnership as more particularly provided for in Paragraph 5.8 below. No General Partner shall have any personal liability for the return of any Limited Partner's capital.

      5.5 Indemnity. The Partnership shall indemnify and shall hold each General Partner (and


                                      15.

the officer and directors thereof) harmless from any loss or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Partnership or in connection with its business or affairs; provided, however, that (i) the Partnership shall not be required to indemnify a General Partner (or any officer or director thereof) for any loss or damage which it might incur as a result of its fraud, willful misconduct or gross negligence in the performance of its duties hereunder and (ii) this indemnification shall not relieve a General Partner of its proportionate part of the obligations of the Partnership as a Partner. In addition, each General Partner shall be entitled to reimbursement by the Partnership for any amounts paid by it in satisfaction of indemnification obligations owed by such General Partner to present or former directors of such General Partner or their predecessors, as provided for in or pursuant to the Articles of Incorporation and By-Laws of such General Partner. The right of indemnification set forth in this Paragraph 5.5 shall be in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and shall inure to the benefit of the successors and assigns or any such person or entity. No Partner shall be personally liable with respect to any claim for indemnification pursuant to this Paragraph 5.5, but such claim shall be satisfied solely out of assets of the Partnership.

      5.6 Other Activities of Partners and Agreements with Related Parties. The General Partners shall devote their full-time efforts in furtherance of the Partnership business, it being expressly understood that except for any direct interest in a partnership in which the Partnership and one or more of the General Partners (or a wholly owned subsidiary thereof) are the only partners and in which the General Partners (or their wholly owned subsidiaries) have an aggregate interest of not more than one (1%) percent therein, without the consent of a Majority in Interest the General Partners shall conduct all of their activities with respect to the manufactured housing community property business exclusively through the Partnership and shall not conduct or engage in any way in any other business. Except as may otherwise be agreed to in writing, each Limited Partner, and its Affiliates, shall be free to engage in, to conduct or to participate in any business or activity whatsoever, including, without limitation, the acquisition, development, management and exploitation of real and personal property (other than property of the Partnership), without any accountability, liability or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. The General Partners, in the exercise of their power and authority under this Agreement, may contract and otherwise deal with or otherwise obligate the Partnership to entities in which the General Partners or any one or more of the officers, directors or shareholders of the General Partners may have an ownership or other financial interest, whether direct or indirect.

      5.7 Other Matters Concerning the General Partners.

            (a) The General Partners shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (b) The General Partners may exercise any of the powers granted or perform any of the duties imposed by this Agreement either directly or through agents. The General


                                      16.

      Partners may consult with counsel, accountants, appraisers, management consultants, investment bankers and other consultants selected by them, each of whom may serve as consultants for the Partnership. An opinion by any consultant on a matter which the General Partners believe to be within its professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partners based on the opinion and taken or omitted in good faith. The General Partners shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Partnership or of the General Partners and shall assume no obligations other than to use due care in the selection of all consultants and contractors.

            (c) No mortgagee, grantee, creditor or other person dealing with the Partnership shall be required to investigate the authority of any General Partner or secure the approval of or confirmation by any Limited Partner of any act of any General Partner in connection with the conduct of the Partnership business.

            (d) The General Partners may retain such persons or entities as they shall determine (including the General Partners or any entity in which the General Partners shall have an interest or with which it is affiliated) to provide services to or on behalf of the Partnership. The General Partners shall be entitled to reimbursement from their Partnership for their out-of-pocket expenses (including, without limitation, amounts paid and payable to the General Partners or any entity in which its General Partners shall have an interest or with which it is affiliated) incurred in connection with Partnership business. Such expenses shall be deemed to include the expenses required in connection with the administration of the Partnership such as the maintenance of Partnership books and records, management of the Partnership properties and assets and preparation of information respecting the Partnership needed by the Partners in the preparation of their individual tax returns.

      5.8 Partnership Exculpation. Except for fraud, willful misconduct and gross negligence, no Partner shall have any personal liability whatever, whether to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of the other Partner shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partners shall be liable to the Partnership for money damages except for
(i) active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct and gross negligence, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of each Partner solely as officers of the same and not in their own individual capacities. No advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of any Partner (or of any partner of a Partner) shall be personally liable in any matter or to any extent under or in connection with this Agreement, and the Partnership, each Partner and their respective successors and assigns shall look solely to the interest of the other Partner in the Partnership for the payment of any claim or for any performance hereunder.


                                      17.

      5.9 General Partner Expenses and Liabilities. All costs and expenses incurred by the General Partners in connection with their activities as the General Partners hereunder, all costs and expenses incurred by the General Partners in connection with their qualification as real estate investment trusts under the Code and otherwise, other than directors' fees, any income tax liabilities and any filing or similar fees in connection with maintaining its continued corporate existence, and all other liabilities incurred or suffered by the General Partners in connection with the pursuit of their business and affairs as contemplated hereunder and in connection herewith, shall be paid (or reimbursed to the General Partners, if paid by the General Partners) by the Partnership unless and to the extent that any such costs were paid by the General Partners in connection with the issuance of additional shares of stock of the Company as contemplated by Paragraph 4.5(B) above.

       5.10 Banking. The funds of the Partnership shall be kept in accounts designated by the General Partners and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partners.

                                   ARTICLE SIX
                    ALLOCATION OF NET PROFITS AND NET LOSSES
                           CASH FLOW AND DISTRIBUTIONS

      6.1 Allocation of Net Profits and Net Losses.

      6.1.1 After giving effect to the special allocations set forth in Paragraphs 6.4 and 6.5 hereof, Net Profits for any Partnership fiscal year shall be allocated first, one hundred percent (100%) to the General Partners to the extent of the excess, if any, of the cumulative Net Losses allocated pursuant to Paragraph 6.1.4, which have not effectively been reversed under Paragraphs 6.4(a) or 6.4(d) hereof, over the cumulative Net Profits allocated pursuant to this Paragraph 6.1.1 for all prior fiscal years;

      6.1.2 Next, among the Partners in proportion to their respective Percentage Interests.

      6.1.3 After giving effect to the special allocations set forth in Paragraphs 6.4 and 6.5 hereof, Net Losses for any Partnership fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests.

      6.1.4 The Net Losses allocated pursuant to Paragraph 6.1.3 hereof shall not exceed the maximum amount of Net Losses that can be allocated without causing any Partner who is not a General Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All losses in excess of the limitations set forth in this Paragraph 6.1.4 shall be allocated to the General Partners in proportion to their respective Percentage Interests.

      6.2 Distributions of Operating Cash Flow. As used in this Agreement, Operating Cash Flow shall mean and be defined as the Net Profits or Net Losses (a Net Loss being treated as a negative Net Profit amount) during the period in question of the Partnership increased by the following:


                                      18.

            (a) Any receipts, but excluding Capital Cash Flow and excluding the proceeds of any additional Capital Contributions to the Partnership pursuant to Paragraphs 4.1 and 4.5 hereof, which are not included in Net Profits including, but not limited to, capital contributions and withdrawals from operating reserves established by the General Partners; and

            (b) Any non-cash charges (such as Depreciation and amortization) deducted in determining Net Profits and Net Losses;

---and decreased by the following:

            (c) All expenditures, including any principal payments with respect to any indebtedness of the Partnership, which are not deducted in determining Net Profits or Net Losses; and

            (d) Any amounts set aside by the General Partners to provide a reserve for working capital needs, improvements, repairs or replacements or such other purposes as the General Partners shall determine in their sole discretion, including but not limited to reserves of cash held for future acquisitions.

      Operating Cash Flow of the Partnership shall be determined by the General Partners not less frequently than quarterly and shall be distributed to or for the benefit of the Partners in accordance with the respective Percentage Interests of the Partners not later than fifteen (15) days following the date of each such determination, except that with respect to OP Units issued pursuant to clause (i) of the first sentence of Paragraph 4.4(B) hereof, the distribution with respect to the calendar quarter in which such OP Units are first issued shall be pro rated based upon a fraction the numerator of which is the number of days in such calendar quarter such OP Units were outstanding and the denominator of which is the total number of days in such calendar quarter; provided however, that there shall be no such pro ration with respect to OP Units issued to the Company or to an entity directly or indirectly controlled by the Company, for which the Company issues a corresponding number of additional shares of Common Stock.

      6.3 Capital Cash Flow. As used in this Agreement, "Capital Cash Flow" shall mean and be defined as collectively (a) gross proceeds realized in connection with the sale of any assets of the Partnership, (b) gross financing or refinancing proceeds, (c) gross condemnation proceeds (excluding condemnation proceeds applied to restoration of remaining Partnership property) and (d) gross insurance proceeds (excluding rental insurance proceeds or insurance proceeds applied to restoration of Partnership property), less (a) applicable closing costs, (b) the cost to discharge any Partnership financing encumbering or otherwise associated with the asset(s) involved in any such transaction, (c) the establishment of reserves (as determined by the General Partners in their sole discretion, and which may include cash held for future acquisitions), and (d) other expenses of the Partnership then due and owing. Subject to Paragraph 8.1 below, if applicable, Capital Cash Flow shall be distributed to or for the benefit of the Partners not less frequently than quarterly and shall be distributed to the Partners in accordance with the respective Percentage Interests of the Partners not later than fifteen (15) days following the date of each such determination.


                                      19.

      6.4 Special Allocations. Notwithstanding the foregoing provisions of this Article Six, the following allocations may apply:

            (a) Except as provided in Paragraphs 6.4(b) and 6.4(c) hereof, in the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
      1.704-1(b)(2)(ii)(d)(6), which create or increase an Adjusted Capital Account Deficit items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations, or distributions as quickly as possible; provided that an allocation pursuant to this Paragraph 6.4(a) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all allocations provided for in this Article Six have been tentatively made as if this Paragraph 6.4(a) were not in this Agreement.

            (b) Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article Six, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Partner's Share of the net decrease in Partnership Minimum Gain, to the extent required and in the manner provided by Sections 1.704-2(g) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Paragraph 6.4(b) is intended to comply with the minimum gain charge-back provision of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

            (c) Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article Six, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, to the extent required and in the manner provided by Section 1.704-2(i)(4) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2). This Paragraph 6.4(c) is intended to comply with the minimum gain charge-back provision of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of


                                      20.

      Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specifically allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph 6.4(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for in this Paragraph 6.4 have been made as if Paragraph 6.4(a) hereof and this Paragraph 6.4(d) were not in this Agreement.

            (e) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required to be taken into account in computing Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulations.

            (f) Syndication Expenses for any fiscal year of the Partnership or other period shall be allocated to the Partners in proportion to their Partnership Interests, provided that if additional Partners are admitted to the Partnership on different dates, all Syndication Expenses shall be divided among the Partners who own Partnership Interests from time to time so that, to the extent possible, the cumulative Syndication Expenses are allocated with respect to each Partner in proportion to their respective Partnership Interests. In the event the General Partners determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partners may allocate a portion of Net Profits or Net Losses so as to achieve the same effect in the Capital Accounts of the Partners, notwithstanding any other provision with this Agreement.

            (g) Nonrecourse Deductions for any fiscal year or other period shall be allocated among the Partners in accordance with their respective Percentage Interests.

            (h) Partner Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Partners who bear the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1).

            The allocations set forth in this Paragraph 6.4 (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partners are hereby authorized to divide other allocations of Net Profit, Net Losses, and other items among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners pursuant to Article 6 hereof. In general, the Partners anticipate that this will be accomplished by specially allocating other Net Profit, Net Losses, and items of income, gain, loss, and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each such person is zero. However, the General Partners shall have discretion to accomplish this result


                                      21.

      in any reasonable manner.

      6.5   Other Allocation Rules

            (a) For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code
      Section 706 and the Regulations thereunder.

            (b) Any provision of this Agreement to the contrary notwithstanding, the allocation of Net Profits or Net Losses for any fiscal year of the Partnership during which a person acquires a Partnership Interest (other than on formation of the Partnership) shall take into account the Partners' varying interests in the Partnership for such fiscal year, pursuant to any method permissible under Section 706 of the Internal Revenue Code that is selected by the General Partners.

            (c) The Partners are aware of the income tax consequences of the allocations made by this Article Six and hereby agree to be bound by the provisions of this Article Six in reporting their share of Partnership income and loss for income tax purposes.

            (d) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are equal to their respective Percentage Interests.

      6.6 Tax Allocations: Code Section 704(c)

            (a) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value in accordance with any permissible manner or manners under Code Section 704(c) and the Regulations thereunder .

            (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Paragraph 1.14(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner or manners as under Code Section 704(c) and the Regulations thereunder.

            (c) Any elections or other decisions relating to such allocations shall be made by the General Partners in any permissible manner under the Code or the Regulations that the General Partners may elect in their sole discretion. Allocations pursuant to this Paragraph 6.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profits, Net


                                      22.

      Losses, other items, or distributions pursuant to any provision of this Agreement.

      6.7 Amounts Withheld. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partners determine that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partners that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partners determine, in their sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section
6.7. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 6.7 when due, the General Partners may, in their sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partners shall request in order to perfect or enforce the security interest created hereunder.

                                  ARTICLE SEVEN
                               TERM OF PARTNERSHIP

      7.1 Commencement. The term of the Partnership shall be deemed to have commenced upon the filing of the Original Certificate of Limited Partnership.

      7.2 Termination. The term of the Partnership shall end, and the Partnership shall be dissolved and its affairs wound up in the manner hereafter provided, solely on the first to occur of the following events ("Liquidating Event"):

            (a) December 31, 2093;

            (b) the agreement of those Partners holding at least ninety percent (90%) of the


                                      23.

      Percentage Interests of all of the Partners determining that the Partnership should be dissolved;

            (c) the happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Partnership; or

            (d) the withdrawal or removal of the last remaining General Partner, the assignment by the last remaining General Partner of its entire Partnership Interest (other than by virtue of a merger of such General Partner), or the happening of any other event that causes any General Partner to cease to be a general partner under the Act, provided that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Paragraph 7.2.

      The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Paragraph 7.2(d) hereof, the Partnership shall not be dissolved or required to be wound up if within ninety (90) days after such event a majority in interest (within the meaning of Section 301.7701-2(b)(1) of the Treasury Regulations, determined in accordance with Revenue Procedure 94-46, 1994-28 I.R.B. 129, or any successor revenue procedure or pronouncement of the Internal Revenue Service) of all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners if the successor general partner is not a former General Partner, then the interest in the Partnership of any former General Partner shall be treated thereafter as the interest of a Limited Partner.

      7.3 Continuation. None of the following shall cause a dissolution or termination of the Partnership: the death, legal incompetency, dissolution or insolvency of a Limited Partner or the admission of a new General or Limited Partner. In such event, and subject to other provisions of this Agreement, the Partnership shall continue among the remaining Partners and the successor to such Limited Partner's Partnership Interest. In the event of the death of an individual Partner, such individual Limited Partner's interest in the Partnership shall be transferred either by will, the laws of intestacy or otherwise to the legal representative or successor of such individual Limited Partner.

                                  ARTICLE EIGHT
                              APPLICATION OF ASSETS

      8.1 Dissolution and Liquidation. Upon the happening of any of the events specified in Paragraph 7.2 hereof, the General Partners shall conclude the affairs and liquidate the property and assets of the Partnership and the proceeds of such liquidation shall be applied in the order of priority as follows:

            (a) First, to the payment of, or to a reserve for the payment of, Partnership liabilities and obligations (other than those described in Paragraph 8.1(b) hereof) including such provision for contingent or unforeseen liabilities as the General Partners, or by the


                                      24.

      person(s) winding up the affairs of the Partnership in the event there is no remaining General Partner of the Partnership, may establish for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partners, or such person(s) deems advisable, the balance of such reserves shall be distributed in the manner provided hereinafter in this Paragraph 8.1 as though such reserves had been distributed contemporaneously with the other funds distributed hereunder:

            (b) Second, to the General Partners and any Affiliate, an amount equal to the outstanding principal balance of, and all accrued and unpaid interest on, any loans made by them to the Partnership, apportioned between them, pro rata, based on the respective balances of such loans; and

            (c) Then, to the Partners in accordance with their respective Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

      To the extent that Partnership assets cannot either be sold without undue loss or readily divided for distribution in kind to the Partners, then the Partnership may, as determined by the General Partners or the Trustee appointed pursuant to Paragraph 8.4 hereof, convey those assets to a trust or other suitable holding entity established for the benefit of the Partners in order to permit the assets to be sold without undue loss and the proceeds thereof distributed to the Partners at a future date. The legal form of the holding entity, the identity of the trustee or other fiduciary, and the terms of its governing instrument shall be determined by the General Partners or the Trustee.

      8.2 Power of Attorney. The Limited Partners hereby appoint each of the General Partners as their true and lawful attorney-in-fact to hold, collect and disburse, in accordance with this Agreement, any Partnership receivables existing at the time of the termination of the Partnership and the proceeds of the collection of such receivables, including those arising from the sale of Partnership property and assets. The foregoing power of attorney (and all other powers of attorney granted hereunder) is a special power of attorney coupled with an interest, is irrevocable and shall survive the transfer or assignment by a Limited Partner of his or her Partnership Interest and the death or disability of each Limited Partner; provided, however, such power of attorney shall terminate upon the distribution of the proceeds of all of such receivables in accordance with the provisions of this Agreement. The General Partners shall be entitled to reimbursement for the reasonable expenses incurred by them in acting under this power of attorney.

      8.4 Appointment of Trustee. If, at the time of dissolution and winding up of the Partnership there is no General Partner, or if the General Partners have failed to act in accordance with this Agreement or are otherwise in default under the terms of this Agreement, which default has not been cured, those Limited Partners constituting a Majority in Interest shall appoint a liquidating trustee ("Trustee") to wind up the affairs and liquidate (and/or, if applicable, distribute) the property and assets of the Partnership, and such Trustee shall have all powers necessary under this Article Eight and shall be compensated as agreed upon by the Majority Interest and such Trustee. Such Trustee may, but need not, be one of the Limited Partners.


                                      25.

      8.5 Date of Termination. The Partnership shall be terminated when all notes received in connection with the disposition of its assets have been paid and all of the cash or property available for application and distribution under Paragraph 8.1 hereof (including amounts held as reserves) shall have been applied and distributed in accordance therewith.

                                  ARTICLE NINE
                     ASSIGNABILITY OF PARTNERSHIP INTERESTS
                           AND WITHDRAWAL BY A PARTNER

      9.1 Assignment by the General Partner. In no event may a General Partner at any time assign, sell, transfer, pledge, hypothecate or otherwise dispose of all or any portion of its Partnership Interest, except by operation of law, which would include a statutory merger or consolidation of a General Partner. In the case of a transfer of a General Partner's Partnership Interest by statutory merger or consolidation only, the transferee receiving such interest shall become a General Partner of the Partnership and shall succeed to the rights, interests and obligations of the transferor General Partner in the Partnership.

      9.2 Limited Partner.

            (a) No Limited Partner or Substituted Limited Partner shall, without the prior written consent of the General Partners (which consent may be given or withheld in the sole discretion of the General Partners), sell, assign, distribute or otherwise transfer (a "Transfer") all or any part of such Partner's interest in the Partnership except by operation of law, gift (outright or in trust) or by sale or distribution, in each case to or for the benefit of his spouse or descendants, or to one or more partner, shareholder, beneficiary or Affiliate of such Partner, except for pledges or other collateral transfers effected by a Limited Partner to secure the repayment of a loan, and except for the exchange of OP Units for shares of common stock of the company, pursuant to Paragraph 4.4(C) hereof. A Limited Partner shall notify the General Partners of any Transfer of beneficial interest or other interest which occurs without a transfer of record ownership, as well as any pledge or other collateral transfer. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

            (b) An assignee, legatee, distributee or other transferee (whether by conveyance, operation of law or otherwise) (a "Transferee") of all or any portion of a Limited Partner's interest in the Partnership shall be entitled to receive Net Profits, Net Losses and distributions hereunder attributable to such interest acquired by reason of such Transfer, from and after the effective date of the Transfer of such interest; provided, however, anything in this Agreement to the contrary notwithstanding, (a) no Transfer by a Limited Partner shall be effective until such Transfer has been consented to by the General Partners, (b) no Transferee shall be considered a Substituted Limited Partner without the prior written


                                      26.

      consent of the General Partners, in their sole discretion, (c) the Partnership and the General Partners shall be entitled to treat the transferor of such interest as the absolute owner thereof in all respects, and shall incur no liability for the allocation of Net Profits and Net Losses or distributions which are made to such transferor until such time as the written instrument of Transfer has been received by the General Partners and the "effective date" of the Transfer has passed. The "effective date" of any Transfer shall be the last day of the month set forth on the written instrument of Transfer or such other date consented to in writing by the General Partners as the "effective date."

            (c) Notwithstanding anything to the contrary contained in this Paragraph 9.2, (i) in the event of a permitted transfer under Paragraph 9.2(a) hereof or in the event an Affiliate distributes, in dissolution and liquidation or otherwise, all or any portion of its interest in the Partnership, the permitted transferee and/or partners in such Affiliate receiving such interest shall become Substituted Limited Partners, and shall succeed to the rights, interests and obligations of their respective transferor in the Partnership, in proportion to their respective interests so received, and (ii) no Transfer shall be effective to the extent that such Transfer would, by treating the interest in the Partnership so transferred as if it had been exchanged for Common Stock in accordance with Paragraph 4.4(C) hereof, violate the limitations on ownership of Common Stock contained in Article VII of the Articles of Incorporation of the Company.

            (d) Admission Adjustments. The General Partners shall, when necessary, cause this Agreement to be amended from time to time to reflect the addition or withdrawal of Partners, including the corresponding adjustments to Percentage Interests and OP Units required pursuant to Paragraphs 4.4(B), 4.4(C) and 9.2(c) hereof.

      9.3 Withdrawal of a Limited Partner. No Limited Partner may retire or withdraw from the Partnership prior to the dissolution of the Partnership and the completion of the winding up of the affairs and the liquidation (and/or distribution, as the case may be) of the property and assets of the Partnership pursuant to the provisions of Article Eight hereof.

                                   ARTICLE TEN
                      OBLIGATIONS AND RIGHTS OF TRANSFEREES

      10.1 Acceptance of this Agreement. Any person who acquires in any manner whatsoever any interest in the Partnership, irrespective of whether such person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefit of the acquisition thereof to have agreed to be subject to and bound by all the obligations of this Agreement to which or by which any predecessor in interest of such person was subject or bound.

                                 ARTICLE ELEVEN
                            INVESTMENT REPRESENTATION


                                      27.

      11.1 Investment. The Partners represent to each other and to the Partnership that they are acquiring their respective interests in the Partnership for their own personal accounts for investment purposes only, and without a view to pledging, transferring or distributing their Partnership Interests.

      11.2 Restrictive Legend. If at any time the Partnership Interests are evidenced by certificates or other documents, each such certificate or other document will contain a legend stating that (i) such Partnership Interests (1) have not been registered under the Securities Act of 1933 (the "Federal Act") or the securities laws of any other state, (2) have been issued pursuant to a claim of exemption from the registration provisions of the Federal Act and any state securities law which may be applicable, and (3) may not be sold, transferred or assigned without compliance with the registration provisions of the Federal Act and any other applicable Federal or state securities laws or compliance with applicable exemptions therefrom, and (ii) sale, transfer or assignment of such Partnership Interests is further subject to restrictions contained in this Agreement and a subscription agreement pursuant to which each Limited Partner subscribed for his or her Partnership Interests, and such Partnership Interests may not be sold, transferred or assigned unless and to the extent permitted by, and in accordance with, the provisions of this Agreement and such subscription agreement.

                                 ARTICLE TWELVE
                                   AMENDMENTS

      12.1 Amendments to this Agreement. This Agreement shall not be amended without the prior written consent of the General Partners and a Majority in Interest; provided, however, that (1) except as otherwise specifically provided herein, no amendment shall reduce a Partner's interest in the Partnership except to reflect the admission of additional Partners, unless the Partner consents thereto in writing, (2) no amendment shall effect any change in this Article unless all the Partners consent thereto in writing, and (3) Exhibit A may be modified from time to time by the General Partners to reflect any change in the Limited Partners or in the interest of any Partner which has been effected by appropriate action of the parties involved, by filing with the appropriate authorities an amendment to the Certificate of Limited Partnership setting forth the Partners and the interest owned by each. Any amendment made pursuant to this Article may be made effective as of any earlier or later date.

                                ARTICLE THIRTEEN
                            MISCELLANEOUS PROVISIONS

      13.1 Books of Account, Reports.

            (a) The General Partners shall keep true and complete books of account and records of all Partnership transactions. The books of account and records shall be kept at the principal office of the Partnership. Each Partner may inspect and make copies of all Partnership books and records, at reasonable hours and such Partner's expense.


                                      28.

            (b) The General Partners shall maintain at the offices of the Partnership a list of the names and addresses of all Limited Partners which shall be available to any Limited Partner or designated representative.

            (c) The General Partners shall furnish each Limited Partner a report setting forth the Partnership assets and liabilities, the Partnership Net Profits or Net Losses for the year, and the allocation thereof among the Partners, and such other information relating to the Partnership as may be reasonably required in order to permit that Partner to file its federal income tax return for that year.

            (d) The fiscal year of the Partnership shall be the calendar year, unless the Internal Revenue Code requires that some other fiscal year be utilized.

      13.2 Bank Accounts and Investment of Funds. All funds of the Partnership shall be deposited in its name in such checking accounts, savings accounts, time deposits, or certificates of deposit or shall be invested in such other manner as shall be designated by the General Partners from time to time. Withdrawals shall be made upon such signature or signatures as the General Partners may designate.

      13.3 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partners in accordance with generally accepted federal income tax accounting principles consistently applied. Such decisions may be acceptable to the accountants retained by the Partnership, and the General Partners may rely upon the advice of the accountants as to whether such decisions are in accordance with generally accepted federal income tax accounting principles.

      13.4 Federal Income Tax Elections.

            (a) The Partnership shall, to the extent permitted by applicable law and regulations and upon obtaining any necessary approval of the Commissioner of Internal Revenue, elect to use such methods of depreciation, and make all other federal income tax elections in such manner, as the General Partners determine to be most favorable to the Partners. The General Partners may rely upon its tax advisors as to the unavailability and effect of all such elections.

            (b) In the event of a permitted transfer of all or part of the interest of a Partner, the Partnership may, if the transferee so requests and if the General Partners in its sole and absolute discretion agrees to do so, file an election in accordance with Section 754 of the Internal Revenue Code, or any similar provisions enacted in lieu thereof, and the regulations promulgated thereunder, to adjust the basis of the Partnership Property. In the event of the death of a Partner the Partnership shall, if the successor to such deceased Partner's interest in the Partnership timely requests, file such election in accordance with section 754 of the Internal Revenue Code. Each Partner hereby agrees to provide the Partnership with all information necessary to give effect to such election.


                                      29.

      13.5 Conveyances. Any deed, bill of sale, mortgage, lease, contract of sale, or other commitment purporting to convey or encumber the interest of the Partnership in all or any portion of any real or personal property at any time held in its name shall be signed by any General Partner on behalf of the Partnership, and no other signature shall be required and any transferee of such interest and any title company may rely upon the authority herein granted and conferred.

      13.6 Recovery of Attorney's Fees. In any action between the parties to enforce any of the terms of this Agreement or of any other contract relating to the Partnership, or an action in any other way pertaining to Partnership affairs or this Agreement, the prevailing party shall be entitled to recover expenses, including a reasonable attorney's fee.

      13.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties and may be modified only as provided herein. No representations, warranties or oral or implied agreements have been made or are being relied upon by any party hereto or his agent except as expressly set forth herein.

      13.8 Notices, Etc. Any notice, writing, or other matter, and any distribution, to be delivered hereunder shall be deemed delivered when delivered by hand or by telecopy or other facsimile transmission, the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposited in the United States mail with postage prepaid, return receipt requested, properly addressed to the Partner o whom such notice is intended to be given at the address for the Partner set forth on the signature pages of this Agreement, or at such other address as such person may have previously furnished in writing to the Partnership and each Partner with copies to:

                  Timmis & Inman L.L.P.
                  300 Talon Centre
                  Detroit, Michigan  48207
                  Attention: Henry J. Brennan III, Esq.
and:
                  Rogers & Wells
                  200 Park Avenue
                  New York, New York  10166
                  Attention: Jay L. Bernstein, Esq.

      13.9 Consent of Limited Partners. Various provisions of this Agreement require or permit the consent, approval, or agreement, written or otherwise, of the Partners or some specific proportion thereof. In any such case, the General Partners may give all the Limited Partners written notice that any Limited Partner who does not indicate disapproval by written notice to the Partnership within a specified period of time (not less than 90 days after mailing of the notice) shall be deemed to have given consent or approval to the action or event or to have made the agreement referred to in the notice. In such event, any Limited Partner who does not indicate disapproval by written notice to the Partnership within the time specified shall be deemed to have given his written consent, approval, or agreement.


                                      30.

      13.10 Meetings. The General Partners shall promptly call an information meeting of all Limited Partners upon the request by Limited Partners who constitute a Majority in Interest.

      13.11 Further Execution. Upon request of the General Partners from time to time, the Partners shall execute and swear to or acknowledge any amended Certificate of Limited Partnership or any other writing which may be required by any rule or law or which may be appropriate to the effecting of any action by or on behalf of the Partnership or the Partners which has been taken in accordance with the provisions of this Agreement.

      13.12 Submission to Maryland Jurisdiction. During such time as any Limited Partner is not a resident of the State of Maryland, such Limited Partner irrevocably designates the General Partners as his or her agent to accept service of process in any action or proceeding brought by the Partnership or any party to this Agreement (but not any third party unless such Limited Partner is impleaded by the Partnership or a party to this Agreement) against such Partner and arising out of this Agreement or any breach thereof. Such designation shall not be revoked by the act, death, or incapacity of any Limited Partner and shall bind heirs, personal representatives, successors, and assigns of such Limited Partner. The General Partners accepting such service on behalf of a Limited Partner agrees to give such Limited Partner written notice thereof as soon as practicable.

      13.13 Benefits. This Agreement shall inure to the benefit of and shall bind the parties hereto, their successors and permitted assigns. None of the provisions of this Agreement shall be construed as for the benefit of or as enforceable by any creditor of the Partnership or the Partners or any other person not a party to this Agreement.

      13.14 Severability. The invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provision of this Agreement or of the same provision in any other respect.

      13.15 Captions. All captions are for convenience only, they do not form a substantive part of this Agreement, and they shall not restrict or enlarge any substantive provisions of this Agreement.

      13.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The General Partners shall have custody of counterparts executed in the aggregate by all Partners.

      13.17 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws and decisions of the State of Maryland. Except to the extent the Act is inconsistent with provisions of this Agreement, the provisions of the Act shall apply to the Partnership.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                      31.

                           CHATEAU PROPERTIES, INC.

                         1997 EQUITY COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                          Page

1.    Definitions............................................................

2.    Effective Date and Termination of Plan.................................

3.    Administration of Plan.................................................

4.    Eligibility for and Grant of Options and Restricted Stock; Committee
      Authority..............................................................

5.    Number of Shares Subject to the Plan...................................

6.    Options................................................................

7.    Restricted Stock.......................................................

88.   Regulations and Approvals..............................................

9.    Interpretation and Amendments; Other Rules.............................

10.   Changes in Capital Structure...........................................

11.   Notices................................................................

12.   Rights as Stockholder..................................................

13.   Rights to Employment...................................................

14.   Exculpation and Indemnification........................................

15.   Captions...............................................................

16.   Governing Law..........................................................